UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

Core University Living Real Estate Income Trust

(Exact name of Registrant as Specified in its Charter)

Maryland	000-56849	41-3851473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 N. Kingsbury St.
Chicago, IL		60642
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 969-5740

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 22, 2026, Core University Living Real Estate Income Trust (the “Company”), through four wholly owned subsidiaries (the “Purchasers”), completed the purchase of a portfolio of four student housing properties with one property located in each of Lexington, Kentucky and Morgantown, West Virginia and two properties located in Gainesville, Florida (the “Seed Portfolio”). The seller of the Seed Portfolio was a joint venture between a third party and an entity owned by several principals of Core Spaces, LLC, the Company’s sponsor. The purchase price for the Seed Portfolio was $303,500,000, excluding closing costs, and as of March 31, 2026, the Seed Portfolio was 99.4% pre-leased for the 2026-2027 academic year. The Company funded the acquisition of the Seed Portfolio with the proceeds of a mortgage loan secured by the Seed Portfolio and the proceeds of the sale of the Company’s shares.

The Company included financial statements for the Seed Portfolio in accordance with Rule 3-14 of Regulation S-X and unaudited pro forma consolidated financial statements in its Pre-Effective Amendment No. 1 to Form 10 filed with the Securities and Exchange Commission on July 15, 2026.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Seed Portfolio, the Purchasers entered into a term loan agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto for a mortgage loan with a principal amount of $180,400,400 (the “Loan”).

The Loan bears interest at Term Secured Overnight Financing Rate (“Term SOFR”) plus a 1.50% margin, or, if the alternate base rate is applied, the alternate base rate plus a 0.50% margin. The Loan Agreement defines the alternate base rate as the greatest of (a) the Prime Rate, (b) the Federal Reserve Bank of New York rate plus 0.5% and (c) Term SOFR (as published two U.S. Government securities business days prior) plus 1.0%, with a 1.0% floor. In connection with the closing of the Loan Agreement, Core Morgantown LLC, a borrower under the Loan, entered into an interest rate cap agreement, which capped the interest rate at 4.0%. The Loan matures on July 22, 2029, subject to two one-year extension options. Each extension requires, among other conditions, no continuing default, satisfaction of a debt service coverage ratio test, a loan-to-value ratio not exceeding 60.0% (for the first extension), and payment of an extension fee of 0.15% of the outstanding principal balance. The Loan may be prepaid in whole or in part upon prior notice (partial prepayments must be at least $250,000) and all outstanding principal, accrued interest, and other obligations must be repaid in full at maturity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core University Living Real Estate Income Trust

Date: July 28, 2026	By:	/s/ Merritt Poole
Merritt Poole
Chief Financial Officer and Treasurer